Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Constellium N.V. of our report dated February 15, 2018 relating to the financial statements of Constellium-UACJ ABS LLC, which appears in Constellium N.V.’s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

June 25, 2018